Exhibit 10.1

HORTONWORKS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated on August 24 2015)

The purpose of the Hortonworks, Inc. 2014 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Hortonworks, Inc. (the “Company”) and each Designated Company (as defined in Section 13) with opportunities to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). 2,500,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on January 1, 2015 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 1,000,000 shares of Stock; (ii) 1 percent (1%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (iii) such lesser number of shares as determined by the Administrator (the “Annual Increase”).

The Plan contains two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. In addition, the Plan authorizes the grant of options under the Non-423 Component that do not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors and/or such other person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, subplans, guidelines and practices for the administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration and operation of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. “Offering” means an offer under the Plan of an option that may be exercised on an Exercise Date (as defined in Section 10) as further described in this Plan. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of the Company and/or any Designated Company will participate, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering under the 423 Component together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

3. “Offering Periods” means the period of no more than approximately twelve (12) months commencing on the first business day on or after March 11th and September 11th of each year and terminating on the last business day on or before March 10th and September 10th, approximately twelve (12) months later. The duration and timing of Offering Periods may be changed as designated by the Administrator provided that no Offering may exceed 27 months in duration. Unless the Administrator determines otherwise, each Offering Period will be divided into two equal six month Purchase Periods.

4. Automatic Transfer to Low Price Offering Period. To the extent permitted by applicable laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and will be automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

5. Eligibility. All individuals who are employees of the Company or a Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering Period (the “Offering Date”) they have completed at least three months of employment, unless the exclusion of employees who do not meet this requirement is not permissible under applicable law or as otherwise determined by the Administrator. Notwithstanding the foregoing, the Administrator may decide in advance of an Offering that only employees who are customarily employed by the Company or a Designated Company for more than 20 hours a week and/or for more than five months per calendar year are eligible to participate in the Plan, unless the exclusion of employees who do not meet this requirement is not permissible under applicable law or as otherwise determined by the Administrator. The Administrator shall have the exclusive discretion to determine whether an employee is eligible to participate in the Plan pursuant to this Section.

6. Participation.

(a) An eligible employee who is not a Participant on any Offering Date may participate in such Offering Period by submitting an enrollment form to the Company or third party designated by the Company (either in electronic or written form, according to procedures established by the Administrator) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b) Enrollment. The enrollment form will (a) state a whole percentage (unless the Administrator determines in advance of an Offering to require a fixed amount be specified in lieu of a percentage) to be contributed from an eligible employee’s Compensation (as defined in Section 13) per pay period, (b) authorize the purchase of Common Stock in each Offering Period in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 12. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s contributions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code and any other applicable law.

7. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 15 percent of such employee’s

Compensation for each pay period; provided, however, that if payroll deductions are not permitted or problematic under applicable law or for administrative reasons, the Company, in its discretion, may allow eligible employees to contribute to the Plan by other means. The Company will maintain book accounts showing the amount of contributions made by each Participant for each Purchase Period. No interest will accrue or be paid on the contributions made under the Plan, unless required by applicable law. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 8 hereof, a Participant’s contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.

8. Contribution Changes. Except as may be determined by the Administrator in advance of an Offering Period, a Participant may not increase or decrease his or her contributions during any Offering Period, but may increase or decrease his or her contributions with respect to the next Offering Period (subject to the limitations of Section 7) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering Period). The Administrator may, in advance of any Offering Period, establish rules permitting a Participant to increase, decrease or terminate his or her contributions during an Offering Period.

9. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a notice of withdrawal to the Company or third party designated by the Company (either in electronic or written form, according to procedures established by the Administrator).

The Participant’s withdrawal will be effective as soon as reasonably practicable, but in no event later than two payroll cycles following such withdrawal. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering Period, but may enroll in a subsequent Offering Period in accordance with Section 6.

10. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of each Purchase Period within the Offering Period (an “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated contributions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, (b) 1,500 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering Period; provided, however, that such Option shall be subject to the limitations set forth in the Plan. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated contributions on the applicable Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 13). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

11. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on an Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated contributions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering Period solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period, and, if such Exercise Date is the final Exercise Date of an Offering Period, will be carried forward to the next Offering Period; any other balance remaining in a Participant’s account at the end of an Offering Period will be refunded to the Participant at the earliest convenience of the Administrator. If a Participant has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Option Price (or an earlier granted Option, if different Options have identical Option Prices) shall be exercised to the fullest possible extent before an Option with a higher Option Price (or a later granted Option if different Options have identical Option Prices) shall be exercised.

12. Issuance of Certificates. Certificates or book entries representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee or, if permitted by the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

13. Definitions.

The term “Affiliate” means any entity that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Administrator, whether now or hereafter existing.

The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or comparable reductions under laws outside the United States, including base pay, overtime, commissions, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

The term “Designated Company” means any present or future Affiliate or Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The

Administrator may so designate any Affiliate or Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders or may further designate such companies or participants in the 423 Component or the Non-423 Component. For purposes of the 423 Component, only Subsidiaries may be Designated Companies. The current list of Designated Companies is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 5 and who has complied with the provisions of Section 6.

The term “Purchase Period” means a six month period of time (or such other period as specified by the Administrator) beginning on an Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering Period may consist of one or more Purchase Periods.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

14. Rights on Termination of Employment. Unless otherwise required by applicable law, if a Participant’s employment terminates for any reason before the Exercise Date for any Offering Period, no contributions will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, if permitted by the Administrator, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 9. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be an Affiliate or Subsidiary, as applicable, or if the employee is transferred to any corporation other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

15. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation or operation of the Plan in a jurisdiction where such Designated Company has employees.

16. Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay or other contributions shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

17. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

18. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

19. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 10 shall be equitably or proportionately adjusted to give proper effect to such event.

20. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

21. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

22. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Company’s initial public offering.

23. Compliance with Law. The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to completion of any registration or qualification of the shares of Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Common Stock.

24. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

25. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

26. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees,

by entering the Plan, that the Company and its Affiliates and Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

27. Notification Upon Sale of Shares. Each Participant who is subject to tax in the United States with respect to his or her participation in the Plan agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

28. Effective Date and Approval of Shareholders. The Plan shall take effect on the date of the Company’s initial public offering, subject to prior approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

APPENDIX A

DESIGNATED COMPANIES

Hortonworks Canada (HWCA)

SequenceIQ Hungary Kft

Hortonworks Data Platform India PL

Hortonworks UK Ltd.

Hortonworks GmbH

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